SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials

[ ]  Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                              WESTWOOD ONE, INC.
- -----------------------------------------------------------------------------
            (Name of Registrant as Specified In Its Charter)

                               WESTWOOD ONE, INC.
- -----------------------------------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

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[ ]  $500 per each party to the controversy pursuant to Exchange Act Rule

           14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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      Set forth the amount on which the filing fee is  calculated  and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing statement number, or the
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

Dear Shareholders:

       Enclosed with this letter is a Proxy Statement and proxy card for the Annual Meeting of Shareholders to be held on June 17, 1996 at 10:00 a.m., Pacific Time, in the La Ventana Room of the Westwood Marquis, 930 Hilgard Avenue, Los Angeles, California. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1995, which report contains consolidated financial statements and other information of interest with respect to the Company and its shareholders, is also included with this mailing.

       At the Annual Meeting, the holders of Common Stock, voting alone, will elect one member of the Company's Board of Directors. Holders of Common Stock and Class B Stock, voting together, will elect one member of the Company's Board of Directors, vote upon a proposal to approve an amendment to the Company's Amended 1989 Stock Incentive Plan, vote upon a proposal to ratify the selection of independent accountants for the Company and conduct such other business as may properly come before the meeting.

       IT IS IMPORTANT THAT YOU MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE PROVIDED POSTAGE-PAID ENVELOPE IF YOU DO NOT INTEND TO BE PRESENT AT THE MEETING. IF YOU DO LATER DECIDE TO ATTEND, YOUR PROXY WILL AUTOMATICALLY BE REVOKED IF YOU VOTE IN PERSON. ACCORDINGLY, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE PROXY CARD NOW IN ORDER TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

       We appreciate your continued support.

                                 Sincerely,

                                 WESTWOOD ONE, INC.

                                 Norman J. Pattiz
                                 Chairman of the Board

May 17, 1996

                               WESTWOOD ONE, INC.
                            9540 WASHINGTON BOULEVARD
                          CULVER CITY, CALIFORNIA 90232
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                                  JUNE 17, 1996

To Our Shareholders:

       The Annual Meeting of the Shareholders of Westwood One, Inc. (the "Company") will be held in the La Ventana Room of the Westwood Marquis, 930 Hilgard Avenue, Los Angeles, California, on June 17, 1996 at 10:00 a.m., Pacific Time, for the following purposes:

          (1)  To elect two members of the Company's Board of Directors;

          (2)  To approve an amendment to the Amended 1989 Stock Incentive Plan;

          (3) To ratify the selection of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending December 31, 1996; and

          (4) To consider and act upon such other business as may properly come before the meeting.

       Shareholders of record at the close of business on May 7, 1996 will be entitled to notice of and to vote at the Annual Meeting, and a list of such shareholders will be available for examination during ordinary business hours at least ten days prior to the Annual Meeting by any shareholder, for any purpose germane to the Annual Meeting, at the Company's offices at 9540 Washington Boulevard, Culver City, California 90232 (telephone (310) 204-5000).

       Whether or not you intend to be present at the meeting, please date, sign and mail the enclosed proxy in the provided postage-paid envelope as promptly as possible. You are cordially invited to attend the Annual Meeting and your proxy will be revoked if you are present and prefer to vote in person.

                                 By Order of the Board of Directors

                                 Farid Suleman
                                 Secretary

April 29, 1996

                               WESTWOOD ONE, INC.

                            9540 WASHINGTON BOULEVARD
                          CULVER CITY, CALIFORNIA 90232

                                 PROXY STATEMENT

                   -----------------------------------------

       This Proxy Statement (first mailed to shareholders on or about May 17, 1996) is furnished in connection with the solicitation of proxies by the management of Westwood One, Inc., a Delaware corporation, (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on June 17, 1996 at 10:00 a.m., Pacific Time, in the La Ventana Room of the Westwood
Marquis, 930 Hilgard Avenue, Los Angeles, California, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

       Holders of record of the Common Stock and Class B Stock at the close of business on May 7, 1996 are entitled to vote at the Annual Meeting. As of the close of business on April 22, 1996, 31,042,229 shares of Common Stock and 351,733 shares of Class B Stock were issued and outstanding.

       Each holder of outstanding Common Stock is entitled to cast one (1) vote for each share of Common Stock held by such holder. Each holder of Class B Stock is entitled to cast fifty (50) votes for each share of Class B stock held by such holder. Only the Common Stock is publicly traded. Holders of Common Stock, voting alone, will elect one member of the Company's Board of Directors. Holders of Common Stock and Class B Stock, voting together, will elect one member of the Company's Board of Directors, vote upon an amendment to the Amended 1989 Stock Incentive Plan, vote upon the ratification of Price Waterhouse LLP as the Company's independent accountants and conduct such other business that may properly come before the meeting.

       A majority of the outstanding votes entitled to be cast at the Annual Meeting and represented in person or by proxy will constitute a quorum. With regard to the election of directors and any other proposal submitted to a vote, approval requires the affirmative vote of a majority of the votes entitled to be cast and represented in person or by proxy at the meeting. Where a choice is specified on the proxy as to the vote on any matter to come before the meeting, the proxy will be voted in accordance with such specification. If no specification is made, but the proxy is properly signed, the shares represented thereby will be voted in favor of the director nominees, in favor of the amendment to the Amended 1989 Stock Incentive Plan, and in favor of the ratification of the selection of Price Waterhouse LLP as the Company's independent accountants. Management is not aware of any matters, other than those specified above, that will be presented for action at the Annual Meeting, but if any other matters do properly come before the meeting, the proxies will vote upon such matters in accordance with their best judgement.

       Shares represented by proxies which are marked "abstain", "withhold authorization" or to deny discretionary authority on any matter will be counted as shares present for purposes of determining the presence of a quorum; such shares will also be treated as shares present and entitled to vote, which will have the same effect as a vote against any such matter. Proxies relating to "street name" shares which are not voted by brokers on one or more matters will not be treated as shares present for purposes of determining the presence of a quorum unless they are voted by the broker on at least one matter. Such non-voted shares will not be treated as shares represented at the meeting as to any matter for which non-vote is indicated on the broker's proxy.

       Any shareholder submitting the accompanying proxy card has the right to revoke it by notifying the Secretary of the Company in writing at any time prior to the voting of the proxy, or by signing and delivering to the Secretary a later- dated proxy. A proxy will be automatically revoked if the person giving the proxy attends the Annual Meeting and chooses to vote in person.

       The Company's Annual Report on Form 10-K for the year ended December 31, 1995, including consolidated financial statements and other information, accompanies this Proxy Statement but does not form a part of the proxy soliciting material.

                              ELECTION OF DIRECTORS

       At a Special Meeting of Shareholders held on January 28, 1994, the Company's shareholders approved, among other matters as more fully discussed elsewhere in this report, a Voting Agreement entered into among: (i) the Company; (ii) Infinity Network, Inc. ("INI"), a subsidiary of Infinity Broadcasting Corporation ("Infinity"); and (iii) Norman J. Pattiz, the Company's current Chairman of the Board. The Voting Agreement, which became effective February 3, 1994, reconstituted the Board of Directors into a nine-member Board to which Mr. Pattiz designated three members (the "Pattiz Designees"), INI designated three members (the "INI Designees") and a nominating committee consisting of one Pattiz Designee and one INI Designee designated the final three directors ("Independents"), all of whom are independent outside directors as defined in the Company's By-Laws. The Voting Agreement also requires: (i) Mr. Pattiz and INI to vote their respective shares of the Common Stock in favor of their respective Designees to the Board of Directors; and (ii) Mr. Pattiz to vote all of his shares of Class B Stock in accordance with the recommendation of the majority of the full incumbent Board of Directors on any matters presented to the Company's shareholders.

       The Voting Agreement also provides for a reduction in the number of Board Members Mr. Pattiz may designate if he reduces his stock ownership below predetermined levels. If Mr. Pattiz loses a Designee as a result of his stock transactions, the size of the Board of Directors is automatically reduced as of the next election of directors. As a result of Mr Pattiz's 1995 stock transactions, he currently may only designate two members of the Board of Directors and accordingly the Board will be reduced to eight members as of June 17, 1996.

       The Board of Directors will consist of eight individuals and is divided into three classes (Class I, II, and III), each class serving for three-year terms, which terms do not coincide. Only one class of directors is elected at each Annual Meeting. Of the directors, at least 331/3% must be independent outside directors. Pursuant to the Company's Certificate of Incorporation, holders of Common Stock, voting alone, have the right to elect 20% of the Board of Directors, which currently amounts to two members. However, it is currently intended that the holders of the Common Stock will vote alone to elect the three Independents, one of which will be elected each year, as set forth below. The remaining members of the Board are elected by all shareholders voting together as a single class.

       At the Annual Meeting, holders of Common Stock, voting alone, will elect the Independent Class III director, and holders of Common Stock and Class B Stock, voting together, will elect the other Class III director, for three-year terms, until their successors are elected and qualified. The Board of Directors intends to nominate Steven A. Lerman (the INI Designee) and Gerald Greenberg (the Independent director) to serve for three-year terms ending in 1999. All of these nominees currently serve as Class III directors of the Company. Unless otherwise indicated on any proxy, the persons named as proxy voters on the enclosed proxy card intend to vote the stock represented by each proxy to elect these nominees. The nominees are willing to serve as directors, but should any or all refuse to or be unable to serve, the management proxy holders will vote for one or more other persons nominated by the Board of Directors. MANAGEMENT RECOMMENDS THAT SHAREHOLDERS VOTE TO ELECT MESSRS. LERMAN AND GREENBERG AS DIRECTORS OF THE COMPANY.

       The current and continuing directors of the Company are:


                                                                                   DIRECTOR                         TERM
NAME                                                                    AGE         SINCE             CLASS      EXPIRES
- ----                                                                    ---         -----             -----      -------
Norman J. Pattiz ............ (Pattiz Designee).....................     53          1974                 I         1998
Mel Karmazin ................ (INI Designee)........................     52          1994                 I         1998
Joseph B. Smith.............. (Independent).........................     68          1994                 I         1998
Arthur E. Levine............. (Pattiz Designee).....................     44          1991                II         1997
Farid Suleman ............... (INI Designee)........................     44          1994                II         1997
David L. Dennis.............. (Independent).........................     47          1994                II         1997
Steven A. Lerman............. (INI Designee)........................     49          1995               III         1996
Gerald Greenberg............. (Independent).........................     53          1994               III         1996


       The principal occupations of the two director nominees and each of the other six continuing directors are as follows:

       Mr. Pattiz - founded the Company in 1974 and has held the position of Chairman of the Board since that time. He was also the Company's Chief Executive

Officer until February 3, 1994.

       Mr. Karmazin - has been a director and has held the position of President and Chief Executive Officer of the Company since February 3, 1994. He is also
President and Chief Executive Officer of Infinity and has held these offices since 1988. Mr. Karmazin has been a director of Infinity since 1984.

       Mr. Smith - has been a director of the Company since May 24, 1994. He was previously a director of the Company from February 1984 until February 3, 1994. Since April 1993, Mr. Smith has been the President of Unison Productions, Inc., through which he serves as an industry consultant involved in a number of projects in the entertainment business. He was President and Chief Executive Officer of EMI/Capitol Records from January 1987 until April 1, 1993.

       Mr. Levine - has been a director of the Company since May 1991. For the last ten years Mr. Levine has been a private investor. Mr. Levine is a principal in the investment partnership of Levine Leichtman Capital Partners, L.P.

       Mr. Suleman - has been a director and has held the position of Chief Financial Officer of the Company since February 3, 1994. He is also Vice President - Finance and Chief Financial Officer of Infinity and has held these offices since 1986. Mr. Suleman has been a director of Infinity since February 1992.

       Mr. Dennis - has been a director of the Company since May 24, 1994. Mr. Dennis has served as Managing Director, Investment Banking for Donaldson, Lufkin & Jenrette Securities Corporation since April 1989. Mr. Dennis is also a director of Community Psychiatric Centers, Inc.

       Mr. Lerman - has been a director of the Company since April 19, 1995. Since 1986, Mr. Lerman has been a partner in the Washington, D.C. law firm of Leventhal, Senter and Lerman. Mr. Lerman has been a director of Infinity since February 1992 and he was also a director of Premiere Radio Networks, Inc. until April 18, 1995.

       Mr. Greenberg - has been a director of the Company since May 24, 1994. Since April 1993, Mr. Greenberg has served as President of MJJ Music, a Michael Jackson/Sony owned record label. From June 1988 to April 1993, he served as President of WTG/Sony Records.

COMMITTEES OF THE BOARD

       The Board of Directors has a Compensation Committee which currently consists of Messrs. Smith and Greenberg. The Compensation Committee administers the Company's Amended 1989 Stock Incentive Plan, establishes the annual earnings target for the payment of an incentive bonus to the Company's Chairman and is authorized to approve, and may negotiate, employment arrangements with key executives of the Company and its subsidiaries. There were no formal meetings of the Compensation Committee during fiscal 1995, however, Committee members engaged in informal discussions and took several actions by written consent.

       The Board of Directors also has an Audit Committee which currently consists of Messrs. Levine, Dennis and Suleman. The Audit Committee is authorized to review the Company's financial statements, meet with the Company's auditors and make recommendations to the Board of Directors about internal accounting controls and procedures. There were four meetings of the Audit Committee during fiscal 1995.

DIRECTOR ATTENDANCE AND COMPENSATION

       In fiscal 1995 the Board as a whole met on six occasions. During fiscal 1995, each of the current directors then in office attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of committees of the Board of Directors on which such director served.

       Directors of the Company who are not officers received $3,750 per meeting attended for their services as directors and $1,875 per meeting attended for their services as committee members. Directors are also reimbursed for expenses incurred in attending such meetings. During fiscal 1995, Messrs. Smith, Levine, Dennis, Krasnow, Lerman and Greenberg received $18,750, $30,000, $28,125, $22,500, $11,250 and $22,500, respectively, in Board and Board committee fees. Effective May 24, 1994, all directors who are not officers receive a mandatory grant of stock options to acquire 10,000 shares of Common Stock every four years under the terms of the Company's Amended 1989 Stock Incentive Plan; however, if the amendment to the Amended 1989 Stock Incentive Plan being voted on at this meeting is approved, all directors who are not officers will receive a mandatory grant of stock options to acquire 10,000 shares of Common Stock each year.

PRINCIPAL SHAREHOLDERS

       The following table sets forth as of April 22, 1996, the number and percentage of outstanding shares of Common Stock and Class B Stock held by: (1) each person or group known to the Company to beneficially own more than five percent of the outstanding Common Stock or Class B Stock of the Company; (2) each of the two director nominees and each of the other seven current directors;
(3) the Named Executive Officers (see "EXECUTIVE COMPENSATION" appearing elsewhere in this report); and (4) all current directors and executive officers as a group. At April 22, 1996, there were 31,042,229 shares of Common Stock outstanding and 351,733 shares of Class B Stock outstanding.

       Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, (the "Exchange Act"). Under this Rule, certain shares may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment power). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option or the conversion of a debenture into common stock) within 60 days of the date as of which the information is provided; in computing the percentage of ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

                                                                   SHARES OF COMMON STOCK                 SHARES OF CLASS B STOCK
                                                                   BENEFICIALLY OWNED (1)                  BENEFICIALLY OWNED (1)
                                                                           NUMBER      PERCENT            NUMBER             PERCENT
                                                                           ------      -------            ------             -------
Norman J. Pattiz (2) (16).................................              794,040 (3)     2.6%              351,690             99.9%
Mel Karmazin..............................................              196,000 (4)       *                  -                  -
Joseph B. Smith...........................................                4,000 (5)       *                  -                  -
Arthur E. Levine..........................................               95,000 (5)       *                  -                  -
Farid Suleman.............................................               50,000 (5)       *                  -                  -
David L. Dennis...........................................               17,605 (6)       *                  -                  -
Paul G. Krasnow...........................................               85,000 (7)       *                  -                  -
Steven A. Lerman .........................................                2,000 (5)       -                  -                  -
Gerald Greenberg..........................................                4,000 (5)       *                  -                  -
Jeffrey B. Lawenda........................................                  100           -                  -                  -
Gregory P. Batusic........................................               17,500 (8)       *                  -                  -
Eric R. Weiss.............................................                8,000           *                  -                  -
William J. Hogan..........................................                    -           -                  -                  -

Infinity Network Inc., a subsidiary of Infinity
  Broadcasting Corporation (14) (16)......................            7,500,000 (10)    22.4%                -                  -
  600 Madison Avenue
  New York, NY  10022

Putnam Investments, Inc. (14)............................             5,908,249 (11)    19.0%                -                  -
  One Post Office Square
  Boston, MA  02109

Denver Investment Advisors LLC............................            3,256,161 (15)    10.5%                -                  -
  1225 17th Street
  Denver, CO 80202

The Capital Group Companies, Inc. (14)....................            2,465,000 (12)     7.9%                -                  -
  333 South Hope Street
  Los Angeles, CA 90071

College Retirement Equities Fund (14).....................            2,378,800 (13)     7.7%                -                  -
  730 Third Avenue
  New York, NY 10017

All current directors and executive officers as
  a group (11 persons)....................................             1,273,245 (9)     4.1%              351,690             99.9%


- --------------------------
  * Represents less than one percent (1%) of the Company's outstanding shares of Common Stock.

(1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock and Class B Stock, unless otherwise indicated.
(2) As of April 22, 1996, Mr. Pattiz, whose business address is 9540 Washington Boulevard, Culver City, California 90232, owned Common Stock and Class B Stock representing approximately 37.6% of the total voting power of the Company.
(3) Includes stock options for 75,000 shares granted pursuant to Mr. Pattiz' December 1, 1986 employment agreement, as amended on November 25, 1987 and June 30, 1993 (the "1986 Employment Agreement"). These stock options expire on November 30, 2003.
(4) Includes stock options for 70,000 shares granted under the Company's Amended 1989 Stock Incentive Plan.
(5) Represents stock options granted under the Company's Amended 1989 Stock Incentive Plan.
(6) Includes stock options for 4,000 shares granted under the Company's Amended 1989 Stock Incentive Plan.
(7) Includes stock options for 75,000 shares granted under the Company's Amended 1989 Stock Incentive Plan.
(8) Includes stock options for 12,500 shares granted under the Company's Amended 1989 Stock Incentive Plan.
(9) Includes stock options for 391,500 shares granted under the Company's Amended 1989 Stock Incentive Plan and Mr. Pattiz' 1986 Employment Agreement.

                                        6


(10) Includes 2,000,000 shares which may currently be acquired upon exercise of warrants at an exercise price of $3.00 per share and 500,000 shares which may currently be acquired upon exercise of warrants at an exercise price of $4.00 per share.
(11) Putnam Investments, Inc. as an investment advisor has no sole voting or dispositive power, but has shared voting and dispositive power for 4,058,649 shares. In addition, Putnam Voyager Fund has shared dispositive power for 1,849,600 shares.
(12) The Capital Group Companies, Inc., through its operating subsidiaries, Capital Guardian Trust Company and Capital Research Management Company, has investment discretion with respect to 2,465,000 shares owned by various institutional investors.
(13) The College Retirement Equities Fund, as an investment company, has sole voting and dispositive power for 2,378,800 shares.
(14) Tabular information and footnotes 10, 11 and 12 are based upon information contained in the most recent Schedule 13G filings and other information made available to the Company.
(15) The information regarding Denver Investment Advisors LLC share ownership was obtained from the Corporate Record.
(16) Pursuant to the terms of the Voting Agreement (as discussed under "ELECTION OF DIRECTORS" appearing elsewhere in this report), Mr. Pattiz and INI will vote their respective shares of the Company's Common stock in favor of their respective designees to the Board of Directors. Accordingly, Mr. Pattiz and INI together beneficially own 8,294,040 shares (24.7%) of the Common Stock with respect to election of Independent directors and 50.6% of the Company's total voting power with respect to the election of the Pattiz and INI Designees. Pursuant to the Voting Agreement, Mr. Pattiz also is required to vote all of his shares of Class B Stock in accordance with the recommendation of the full incumbent Board of Directors on any matters presented to the Company's shareholders. Mr. Pattiz' s and INI's beneficially owned Common Stock, voting together, represents approximately 16.2% of the Company's total voting power. Mr. Pattiz' s and INI's beneficially owned Common Stock and Class B Stock, voting together, represents approximately 50.6% of the Company's total voting power.


EXECUTIVE OFFICERS

       The names, ages and principal occupations (if not set out previously) of the current executive officers of the Company and its subsidiaries are as follows:


                   NAME                       AGE                                    POSITION
                   ----                       ---                                    --------
Norman J. Pattiz..........................    53     Chairman of the Board
Mel Karmazin..............................    52     President, Chief Executive Officer and Director
Farid Suleman.............................    44     Chief Financial Officer, Secretary and Director
Gregory P. Batusic........................    41     President - Westwood One Entertainment
Jeffrey B. Lawenda........................    53     President - Westwood One Radio Networks

       Mr. Batusic - was appointed President-Westwood One Entertainment in April 1994. From June 1992 to April 1994, he was President-Network Division. He was Executive Vice President-Sales Division from June 1987 to June 1992.

       Mr. Lawenda - was appointed President - Westwood One Radio Networks in April 1995. From November 1990 to March 1995, he was Senior Vice President of Cabin Fever Entertainment, a home video, television and film production and distribution company. From July 1988 to November 1990, he was Senior Vice President of Reeves Entertainment, a television program production company.

       Messrs. Karmazin and Suleman serve under a Management Agreement which is discussed in the following paragraph. Messrs. Pattiz, Lawenda and Batusic have written employment agreements with the Company.

       At a Special Meeting of Shareholders held on January 28, 1994, the Company's shareholders approved, among other matters (including the acquisition of Unistar Radio Networks, Inc. ("Unistar")), a Management Agreement between the Company and Infinity. Pursuant to the terms of the Management Agreement, which became effective February 3, 1994 for a period of five years, Infinity manages the business and operations of the Company, subject to the direction and supervision of the Board of Directors, for an initial annual base management fee of $2,000,000 (adjusted annually for inflation), an annual cash bonus payable in the event certain cash flow targets are achieved and warrants to purchase up to 1,500,000 shares of Common Stock exercisable at purchase prices ranging from $3.00 to $5.00 if the Common Stock trades above certain target price levels for a specified period of time. Also under the Management Agreement, on February 3, 1994: (i) Infinity's President and Chief Executive Officer, currently Mel Karmazin, became the Company's Chief Executive Officer and President; and (ii) Infinity's Chief Financial Officer, currently Farid Suleman, became the Company's Chief Financial Officer. Infinity provides support and administrative personnel needed by these officers and pays all salaries, benefits and related costs of these personnel. In connection with the foregoing matters, INI also acquired 5,000,000 newly issued shares of Common Stock and a ten-year warrant to purchase up to an additional 3,000,000 shares of Common Stock (of which 2,000,000 shares are currently exercisable and an additional 1,000,000 shares become exercisable on February 3, 1997) at an exercise price of $3.00 per share for an aggregate purchase price of $15,000,000. INI currently beneficially owns approximately 22.4% of the Common Stock of the Company (see "Principal Shareholders" appearing elsewhere in this report).

                             EXECUTIVE COMPENSATION

       Disclosure regarding compensation is provided for each of the executive officers of the Company (collectively, the "Named Executive Officers") who served as executive officers at the end of or during the fiscal year ended December 31, 1995:

Norman J. Pattiz.... the Company's Chairman of the Board at December 31, 1995.

Mel Karmazin........ the Company's Chief Executive Officer and President at
                     December 31, 1995.

Farid Suleman....... the Company's Chief Financial Officer at December 31, 1995.

Jeffrey B. Lawenda.. the Company's President - Westwood One Radio Networks since
                     April 1995.

Gregory P. Batusic.. the Company's President - Westwood One Entertainment at
                     December 31, 1995.

Eric R. Weiss....... the Company's Executive Vice President - Westwood One
                     Entertainment until November 1995.

William J. Hogan.... the Company's President - Westwood One Radio Networks
                     until April 1995.

COMPENSATION COMMITTEE REPORT

       The Compensation Committee of the Company's Board of Directors consists of at least two independent, outside directors, currently Messrs. Smith and Greenberg.

       The Compensation Committee administers the Amended 1989 Stock Incentive Plan (the "Plan") and may review employment arrangements with executive officers of the Company other than Messrs. Karmazin and Suleman who serve as the Company's Chief Executive Officer and Chief Financial Officer, respectively, pursuant to the Management Agreement, as described below. In addition, the Committee establishes the annual earnings targets which must be achieved by the Company for the payment of a cash incentive bonus to Mr. Pattiz pursuant to his current employment agreement with the Company. (See "Employment Agreements" appearing elsewhere in this report for a description of Mr. Pattiz' employment agreement.)

       Pursuant to the terms of a Management Agreement between the Company and Infinity, which became effective February 3, 1994 for a period of five years, Infinity manages the business and operations of the Company. Under the agreement: (i) Infinity's President and Chief Executive Officer, currently Mel Karmazin, became the Company's Chief Executive Officer and President; and (ii) Infinity's Chief Financial Officer, currently Farid Suleman, became the Company's Chief Financial Officer. The Company pays a management fee to
Infinity. (See "Executive Officers" appearing elsewhere in this report for a more detailed description of the Management Agreement.) Accordingly, the Compensation Committee does not set the base salaries or annual cash bonus incentives of Messrs. Karmazin or Suleman, but does have the authority to grant stock incentives to such officers. Moreover, during 1995 Mr. Karmazin, as the Company's Chief Executive Officer under the Management Agreement, was responsible for determining the amount of salary and bonus payable to the Company's executive officers, except to the extent that such matters were required to be determined in accordance with pre-existing employment arrangements.

       The compensation policies utilized by the Compensation Committee and the Chief Executive Officer are intended to enable the Company to attract, retain and motivate executive officers to meet Company goals using appropriate combinations of base salary and incentive compensation in the form of annual cash bonuses and stock incentives. Generally, compensation decisions are based on contractual commitments, as well as corporate performance, the level of individual responsibility of the particular executive and individual performance. The foregoing factors are listed in order of their relative importance in making compensation decisions.

       Stock incentives may be granted under the Plan by the Compensation Committee, at its sole discretion, to officers and employees of the Company to reward outstanding performance during the prior fiscal year and as an incentive to continued outstanding performance in future years. In evaluating the performance of officers and employees other than the Chief Executive Officer, the Compensation Committee consults with the Chief Executive Officer and others in management, as applicable. In evaluating the performance of the Chief Executive Officer, the Compensation Committee may consult with the entire Board of Directors. In an effort to attract and retain highly qualified officers and employees, stock incentives may also be granted by the Compensation Committee, at its sole discretion, to newly hired officers and employees as an inducement to accept employment with the Company.

       1995 COMPENSATION FOR EXECUTIVE OFFICERS -Salaries paid to Messrs. Pattiz, Weiss and Hogan for 1995 were based on the terms of pre-existing employment agreements with the Company. The payment of the cash incentive bonus to Mr. Pattiz for fiscal year 1995 pursuant to his employment agreement was based on the achievement by the Company of the 1995 earnings target set by the Compensation Committee in the first quarter of 1995 for the payment of such bonus. The salary and annual incentives in 1995 for other executive officers, except for Messrs. Karmazin and Suleman, who serve pursuant to the Management Agreement, were based on the terms of employment agreements between the Company and its executive officers, described elsewhere herein. These agreements were structured in a manner that considered the competitive job market as well as the individual's performance in helping the Company achieve its short and long-term goals. The executive officers' incentive bonuses are based on their ability to achieve cash flow targets established by the Company's Chief Executive Officer for their respective divisions. (See "Employment Agreements" appearing elsewhere in this report).

                        THE BOARD OF DIRECTORS

                        Joseph B. Smith, Chairman of the Compensation Committee Gerald Greenberg, member of the Compensation Committee Mel Karmazin, Chief Executive Officer
                        Norman J. Pattiz, Chairman of the Board
                        Arthur E. Levine
                        Farid Suleman
                        David L. Dennis
                        Steven A. Lerman
                        Paul G. Krasnow

                           SUMMARY COMPENSATION TABLE

       The following table sets forth the compensation received by the Named Executive Officers for the year ending December 31, 1995, the thirteen-month period ending December 31, 1994 and the fiscal year ending November 30, 1993.

                                                                                                          Long-Term
                                                                                                         Compensation
                                                            Annual Compensation                          ------------
                                                            -------------------                          Securities
       Name and                                   Fiscal                                  Other Annual   Underlying   All Other
     Principal Position                           Year      Salary($)     Bonus($)      Compensation($)  Options(#)  Compensation($)
     ------------------                           ----      ---------     --------      ---------------  ----------  ---------------
                                                  (1)                                           (2)
Norman J. Pattiz ............................     1995     $  750,000     $  275,000             --             --             --
   Chairman of the Board (3) ................     1994        812,500             --             --             --     $1,026,563(7)
                                                  1993        570,000             --             --        350,000             --

Mel Karmazin ................................     1995             --             --             --             --             --
   Chief Executive Officer ..................     1994             --             --             --        350,000             --
   and President (4) ........................     1993             --             --             --             --             --

Farid Suleman ...............................     1995             --             --             --             --             --
   Chief Financial Officer (4) ..............     1994             --             --             --             --        250,000
                                                  1993             --             --             --             --             --

Gregory P. Batusic ..........................     1995        329,167             --             --        100,000          2,250(8)
   President - Westwood .....................     1994        325,000             --             --             --          2,310(8)
   One Entertainment ........................     1993        300,000         50,000             --             --          2,249(8)

Jeffrey B. Lawenda ..........................     1995        254,647         84,259             --        100,000            453(8)
   President - Westwood .....................     1994             --             --             --             --             --
   One Radio Networks (5) ...................     1993             --             --             --             --             --

Eric R. Weiss ...............................     1995        246,474             --             --             --          2,250(8)
   Executive Vice President - ...............     1994        320,833             --             --             --          2,310(8)
   Business and Legal Affairs ...............     1993        206,250         25,000             --         70,000          2,249(8)

William J. Hogan ............................     1995        152,897             --             --             --          1,113(8)
   President - Westwood .....................     1994        400,070             --             --             --          2,310(8)
   One Radio Networks (6) ...................     1993             --             --             --             --             --
- --------------------

(1) During 1994, the Company changed its fiscal year end from November 30 to December 31 effective with the fiscal year ending December 31, 1994. Accordingly, this table includes compensation information for the thirteen-month period ending December 31, 1994 and the fiscal years ending December 31, 1995 and November 30, 1993.
(2) This column includes the aggregate cost to the Company (if such amount exceeded the lesser of $50,000 or 10% of such officer's salary and bonus) of providing various perquisites and other personal benefits.
(3) Mr. Pattiz held the postion of Chief Executive Officer until February 3, 1994, at which time he was replaced by Mr. Karmazin pursuant to the Management Agreement between the Company and Infinity.
(4) Messrs. Karmazin and Suleman assumed their positions effective February 3, 1994, pursuant to the terms of the Management Agreement between the Company and Infinity. Messrs. Karmazin and Suleman do not receive any cash compensation from the Company. All compensation under the Management Agreement is paid to Infinity. See Certain Relationships and Transactions."
(5)  Mr. Lawenda became an executive officer of the Company on April 10, 1995.
(6) Mr. Hogan became an executive officer of the Company upon the February 3, 1994 acquisition of Unistar, of which Mr. Hogan was then President. Mr. Hogan was appointed President - Westwood One Radio Networks in April 1994. Mr. Hogan resigned as an executive officer and director in April 1995. The above table summarizes the fiscal 1994 compensation paid to Mr. Hogan from February 3, 1994 through April 1995.
(7) Pursuant to his 1986 Employment Agreement, Mr. Pattiz received 75,000 shares (adjusted for a subsequent stock split to 112,500 shares) of Class B Stock which vested on March 31, 1994 at a value of $1,026,563.
(8)  All  Other  Compensation  for  Messrs.  Batusic,  Lawenda,  Weiss and Hogan
     consisted of company contributions to the employee Savings and Profit-Sharing Plan.

                               STOCK OPTION TABLES

       The following two tables provide information on stock option grants made to the Named Executive Officers in fiscal 1995, options exercised during fiscal 1995 and options outstanding on December 31, 1995.

                                                           OPTION GRANTS IN FISCAL 1995
                                                           ----------------------------
                                                                                                              Potential Realizable
                                                       Individual Grants                                        Value at Assumed
                                        -------------------------------------------------------------         Annual Rates of Stock
                                                                                                              Price Appreciation for
                                        Number of                                                                  Option Term(3)
                                        Securities                                                                 -----------
                                        Underlying    % of Total Options     Exercise or
                                         Options      Granted to Employees   Base Price    Expiration
     Name                               Granted (#)     in Fiscal Year (2)   ($/Share)       Date             5% ($)         10% ($)
     ----                               -----------     ------------------   ---------       ----             ------         -------
Norman J. Pattiz ...............             --                  --            --             --               --               --
Mel Karmazin ...................             --                  --            --             --               --               --
Farid Suleman ..................             --                  --            --             --               --               --
Gregory P. Batusic .............          100,000(1)             15%         $   14.50    11/07/05       $  913,500       $2,305,500
Jeffrey B. Lawenda .............          100,000(1)             15%         $   14.50    11/07/05       $  913,500       $2,305,500
Eric R. Weiss ..................             --                  --            --             --               --               --
William J. Hogan ...............             --                  --            --             --               --               --

- --------------

(1) These options were granted under the Amended 1989 Stock Incentive Plan on November 7, 1995, and become exercisable 20% per year on each November 7 anniversary between 1996 and 2000.
(2) Percentage calculations exclude the impact of a mandatory grant of 10,000 options at $12.75 per share on April 19, 1995 to an outside director (Mr. Lerman) which, in accordance with the terms of the Amended 1989 Stock Incentive Plan, become exercisable 20% per year on each April 19 anniversary between 1996 and 2000.
(3) Amounts reflect arbitrary rates of appreciation set forth in the Securities and Exchange Commission's executive compensation disclosure rules. Actual gains, if any, on stock option exercises depend on future performance of the Common Stock and overall stock market conditions. No assurance can be given that the amounts reflected in these columns will be achieved.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1995
                        AND FISCAL YEAR END OPTION VALUES

                                                               Number of Securities Underlying          Value of Unexercised,
                                                                   Unexercised Options                  In-the-Money Options
                           Shares Acquired       Value            at Fiscal Year End (#)               at Fiscal Year End ($) (1)
   Name                     on Exercise (#)    Realized ($)    Exercisable      Unexercisable        Exercisable       Unexercisable
   ----                     ---------------    ------------    -----------      -------------        -----------       -------------
Norman J. Pattiz .........   545,000(2)        $ 4,386,663(3)     145,000            210,000        $   612,150         $ 1,836,450
Mel Karmazin .............        --                    --         70,000            280,000            306,250           1,225,000
Farid Suleman ............        --                    --         50,000            200,000            218,750             875,000
Gregory P. Batusic .......    50,000(2)            475,000(3)      12,500            125,000            151,563             151,563
Jeffrey B. Lawenda .......        --                    --             --            100,000               --                  --
Eric R. Weiss ............    80,000(2)            919,000(3)      60,000                --             688,700                --
William J. Hogan .........        --                    --             --                --                --                  --

- ---------------------

(1) On Friday, December 29, 1995, the closing per share price for the Company's Common Stock on the NASDAQ National Market System was $14 1/8.
(2) Represents the exercise of options granted under the Amended 1989 Stock Incentive Plan and/or Mr. Pattiz's 1986 Employment Agreement.
(3) The reported amount excludes the per share exercise prices for all option shares exercised.

                                PERFORMANCE GRAPH

       The performance graph below compares the performance of the Company's Common Stock to the Dow Jones Equity Market Index and the Dow Jones Media Industry Index for the Company's last five calendar years. The graph assumes that $100 was invested in the Company's Common Stock and each index on December 31, 1990.


    Measurement                         Dow Jones     Dow Jones
      Period                              Equity         Media
 (last business day         Westwood      Market       Industry
  of calendar year)         One, Inc.     Index          Index
 ------------------         ---------   ----------     ---------
        1990                   $100         $100          $100
        1991                   $ 88         $132          $113
        1992                   $ 93         $144          $134
        1993                   $479         $158          $161
        1994                   $557         $159          $155
        1995                   $807         $221          $222

       The following table sets forth the closing price of the Company's Common Stock at the end of each of the last five calendar years.

BASE YEAR
 1990         1991         1992        1993        1994         1995
 ----         ----         ----        ----        ----         ----
$1 3/4      $1 17/32      $1 5/8      $8 3/8      $9 3/4      $14 1/8
======      ========      ======      ======      ======      =======

EMPLOYMENT AGREEMENTS

       The Company has a written employment agreement with Mr. Pattiz, effective October 18, 1993 (as amended on January 26, 1994 and February 2, 1994), pursuant to which Mr. Pattiz was to serve as Chairman of the Board and Chief Executive Officer of the Company for a five-year term ending November 30, 1998 at an annual salary of $750,000 plus an annual cash bonus of at least $250,000 ($275,000 for fiscal 1995 and $302,500 for fiscal 1996) payable in the event that the Company achieves certain earnings targets as established annually by the Compensation Committee of the Board of Directors. In addition, the Company will pay directly or reimburse Mr. Pattiz for one-half of his home security costs, not to exceed $115,000 annually. The agreement also granted Mr. Pattiz ten-year options to acquire 350,000 shares of Common Stock under the Plan (which vest at the rate of 70,000 shares per year over the five- year term of the employment agreement) and provides additional benefits which are standard for executives in the industry. The agreement generally will be terminable by Mr. Pattiz upon ninety days' written notice to the Company; it will be terminable by the Company only in the event of death, permanent and total disability, or for "cause". In the event of permanent and total disability, Mr. Pattiz will receive his base salary and cash bonus for the following twelve months and 75% of his base salary for the remainder of the term of the agreement. In the event of a "change of control", as defined in the agreement, any unvested options granted pursuant to this agreement will become immediately exercisable and Mr. Pattiz will continue to receive any base and cash bonus compensation he would have otherwise been entitled to receive for the remaining term of the agreement. On February 3, 1994, pursuant to the terms of the Management Agreement (as discussed under "Executive Officers" appearing elsewhere in this report), Mr. Karmazin replaced Mr. Pattiz as Chief Executive Officer. However, the agreement otherwise remains in effect and the transactions entered into in connection with the Unistar acquisition were not considered a "change in control" for purposes of the agreement.

       The Company has a written thirty-one month employment agreement with the President of Westwood One's Entertainment Division, Mr. Batusic, effective June 1, 1995. Pursuant to the terms of the agreement, Mr. Batusic receives a base salary of $350,000 in the first year of the agreement, $400,000 in the second year of the agreement and $233,333 for the period June 1, 1997 to December 31, 1997. Additionally, pursuant to the agreement, Mr. Batusic is eligible for an annual bonus equal to one-third of his base salary provided the Entertainment Division meets predetermined cash flow objectives. The agreement provides Mr. Batusic with additional benefits which are standard for executives in the industry. The agreement may be terminated by the Company for cause without further obligation to Mr. Batusic. The agreement may also be terminated by the Company for any reason, at its discretion, upon written notice and, in such an event, the Company must pay to Mr. Batusic an amount equal to the lesser of fifty-two weeks of his base salary, or the remaining period of the agreement.

       The Company has a written two year employment agreement with the President of Westwood One's Network Division, Mr. Lawenda, effective April 10, 1995. Pursuant to the terms of the agreement, Mr. Lawenda receives a base salary of $350,000 in the first year of the agreement and $400,000 in the second year of the agreement. Additionally, pursuant to the agreement, Mr. Lawenda is eligible for an annual bonus equal to one-third of his base salary provided the Network Division meets predetermined cash flow objectives. The agreement provides Mr. Lawenda with additional benefits which are standard for executives in the industry. The agreement may be terminated by the Company for cause without further obligation to Mr. Lawenda. The agreement may also be terminated by the Company for any reason, at its discretion, upon written notice and, in such an event, the Company must pay to Mr. Lawenda an amount equal to the lesser of fifty two weeks of his base salary, or the remaining period of the agreement.

       The Company had a written employment agreement with Mr. Weiss, effective August 30, 1993, pursuant to which Mr. Weiss served as Executive Vice President
- - Business and Legal Affairs. Pursuant to the agreement, which commenced on September 1, 1993 and ended on November 30, 1995, Mr. Weiss received an annual 1995 base salary of $250,000 through November 30, 1995, and as a result of not renewing his agreement, an additional payment in 1996 of $250,000 as required by the agreement. The agreement also granted Mr. Weiss options to acquire 50,000 shares of Common Stock under the Plan, all of which became exercisable on August 30, 1994, and benefits standard for executives in the industry.

       As part of its February 3, 1994 acquisition of Unistar, the Company assumed all obligations under a written employment agreement with the then President of Unistar, Mr. Hogan. Mr. Hogan was appointed President of Westwood One's Network Division in April 1994 and resigned in April 1995, upon the expiration of his contract. Pursuant to the terms of the agreement, effective April 19, 1990 and ending April 20, 1995, Mr. Hogan received a base salary at a $446,000 annual rate for the contract year ending April 20, 1995.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The current members of the Compensation Committee, Messrs. Smith and Greenberg, have served on the Committee since May 24, 1994.

       In 1995, Mr. Karmazin, the Company's Chief Executive Officer, was responsible for determining the salary and cash flow objectives that would result in bonuses being paid to executive officers pursuant to their employment agreements (other than Messrs. Pattiz, Weiss and Hogan, whose salaries and bonus were based on the terms of pre-existing employment agreements). (See "Employment Agreements" and "Compensation Committee Report" appearing elsewhere in this report.)

CERTAIN RELATIONSHIPS AND TRANSACTIONS

       Messrs. Karmazin and Suleman are also officers and, along with Mr. Lerman, directors of Infinity. INI beneficially owns 22.4% of the Common Stock of the Company (see "Principal Shareholders" appearing elsewhere in this report). Infinity manages the business and operations of the Company pursuant to the terms of a Management Agreement between the Company and Infinity (as discussed under "Executive Officers" appearing elsewhere in this report), under which the Company paid or accrued expenses aggregating approximately $2,709,000 during fiscal 1995. In addition, the Company acquired and cancelled INI's $3.00 vested incentive warrants covering 500,000 shares of Common Stock under the Management Agreement for $5,631,000.

       In addition, a number of Infinity's radio stations are affiliated with the Company's radio networks and the Company purchases several programs from Infinity. During fiscal 1995, the Company incurred expenses aggregating approximately $14,657,000 to Infinity and its radio stations for Infinity affiliations and programs. The Company currently anticipates that it will continue to have such arrangements with Infinity and its radio stations in the future. The Management Agreement provides that all transactions between the Company and Infinity or its affiliates will be on a basis that is at least as favorable to the Company as if the transaction were entered into with an independent third party. In addition, all agreements between the Company and Infinity or any of its affiliates must be approved by the Board of Directors.

       Mr. Dennis has served as a Managing Director, Investment Banking of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") since April 1989. During 1995, the Company repurchased 85,000 shares of Common Stock from DLJ at a discount for approximately $1,029,000 and used DLJ as its broker to repurchase an additional 358,500 shares of Common Stock in the open market.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and more than ten percent shareholders are required by Securities Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

       Based solely on its review of the copies of such forms received by it, or written representations from its directors and executive officers, the Company believes that during 1995 its executive officers, directors and more than ten percent beneficial owners complied with all filing requirements applicable to them, except for Mr. Dennis who filed a Form 4, 45 days late which reported the exercise of previously held warrants.

PROPOSAL TO APPROVE THE AMENDMENT OF THE AMENDED 1989 STOCK INCENTIVE PLAN

       The Board of Directors recommends approval of the following amendment to the Company's Amended 1989 Stock Incentive Plan. In March 1996, the Board of Directors approved, subject to shareholder approval, an amendment to the Company's Amended 1989 Stock Incentive Plan (the "Amended 1989 Plan") to revise
Article X (Mandatory Grants to Outside Directors) to provide for annual grants of 10,000 shares to qualified outside directors. The Plan currently provides for mandatory grants of 10,000 shares to qualified outside directors every four (4) years. All other provisions of the Amended 1989 Plan and Article X will remain unchanged. The Board of Directors believes that the Company is in a better position to attract and retain qualified outside directors if the Company's stock incentive program provides for mandatory annual grants to such directors.

SUMMARY OF MATERIAL PROVISIONS OF THE AMENDED 1989 STOCK INCENTIVE PLAN GENERAL TERMS

       The material provisions of the entire Amended 1989 Plan, as amended by the Board in March 1996, subject to shareholder approval, are described below and such description is qualified in its entirety by reference to the text of the Amended 1989 Plan, a copy of which may be obtained by shareholders of the Company upon written request directed to Farid Suleman, Secretary, Westwood One, Inc., 9540 Washington Boulevard, Culver City, CA 90232. The text of the proposed amendment to the Amended 1989 Plan is attached as Exhibit A.

       Under the Amended 1989 Plan, 4,800,000 shares of authorized but unissued Common Stock have been reserved for issuance. This number is subject to adjustment in the event of a reorganization, recapitalization, stock split or similar transaction affecting the capital structure of the Company. The Amended 1989 Plan limits the number of shares of Common Stock as to which the Compensation Committee may award stock options or SARs to any individual to 400,000, inclusive of all stock options and SARs that have been canceled, surrendered or repriced, but exclusive of all stock options and SARs granted, canceled, surrendered or repriced prior to January 1, 1994. The Amended 1989 Plan will remain in existence for 10 years from its inception in March 1989, or until otherwise terminated by the Board of Directors.

       The Amended 1989 Plan will be administered by the Board of Directors, provided that each member of the Board consists of Disinterested Persons, or by a committee consisting of at least two directors who are Disinterested Persons (the "Plan Administrator"). "Disinterested Person" means a director who does not, during his term of service as a Plan Administrator or the one year prior thereto, receive grants under the Amended 1989 Plan (other than a mandatory grant of options to a director who is not also an employee or officer) or, subject to certain limited exceptions, any similar plan of the Company. To the extent and at the time required by the final Treasury Department Regulations (the "Regulations") under Section 162(m) and the Internal Revenue Code of 1986 (the "Code"), such directors must also qualify as "disinterested" within the meaning of the Regulations. Currently, the Plan Administrator is the Compensation Committee, consisting of Disinterested Persons.

       The Amended 1989 Plan permits the grant of stock options, purchase rights, performance rights and SARs (collectively referred to as "Rights") to employees, officers, consultants or directors of the Company or a subsidiary of the Company, who are responsible for or contribute to the management, growth or profitability of the Company. As of the date hereof, the approximate number of persons who will be eligible to participate is 75.

       Under the Amended 1989 Plan, if the employment or service of a Rights holder is terminated other than by death or disability (a "Special Terminating Event"), Rights that are then exercisable may be exercisable for a period of up to three months after the date of termination. If a Special Terminating Event occurs, Rights that are then exercisable may be exercised within one year after the date of such occurrence.

STOCK OPTIONS

       Stock options granted under the Amended 1989 Plan may be either statutory incentive stock options ("Incentive Stock Options") within the meaning of the Code, or options which do not qualify for special tax treatment ("Non-Qualified Stock Options"). Only employees of the Company may receive Incentive Stock Options.

       Stock Options granted under the Amended 1989 Plan (except certain Incentive Stock Options, discussed below) may be exercisable for a term of no longer than ten years from the date of grant at an exercise price per share of not less than 100% of the fair market value of the Common Stock at the date of the grant. Under the Amended 1989 Plan, the Plan Administrator may also grant repriced "Reload Stock Options" to participants. A Reload Stock Option may be an Incentive Stock Option or Non-Qualified Stock Option depending on the type of stock option previously granted to the optionee and being adjusted by the Reload Stock Option. The optionee must elect to retain the previously granted stock option or to exchange it for the Reload Stock Option. The Reload Stock Option will be for the number of shares of Common Stock underlying the Stock Option surrendered by the participant. The exercise price will be not less than the fair market value of the Common Stock at the date of grant of the Reload Stock Option. Additionally, the Plan Adminstrator will have the right to determine a new vesting schedule for the Reload Stock Option. The exercise price of any options granted under the Amended 1989 Plan may be paid in cash, Common Stock, or promissory notes under such terms as authorized by the Plan Administrator.

       In the case of the Incentive Stock Options granted to officers or employees who own more than ten percent of the voting power of all classes of stock of the Company, or any of its subsidiaries, immediately prior to the grant, the exercise price cannot be less than 110% of the fair market value of the Common Stock at the date of grant, and the option term cannot expire more than five years after the date of grant. The aggregate fair market value (determined as of the time the option is granted) of the shares with respect to which Incentive Stock Options are first exercisable by any eligible person during any calendar year may not exceed $100,000. A maximum of 280,000 shares of the Common Stock reserved under the Amended 1989 Plan may be allocated to Incentive Stock Options.

MANDATORY GRANTS TO OUTSIDE DIRECTORS

       Effective on the Initial Date of Grant (as defined below) and every year thereafter, the Board of Directors will grant a ten year Non-Qualified Stock Option to purchase 10,000 shares of Common Stock to each director who is not also an officer or employee of the Company. All stock options awarded under this provision will be granted at an exercise price per share equal to 100% of the fair market value of the Common Stock on the date of grant and will be exercisable at the rate of 20% per year on the anniversary of the date of grant. With respect to outside directors that were members of the Board on March 12, 1996, the Initial Date of Grant means March 12, 1996 (the date of Board approval of the amendment to the Plan). With respect to outside directors appointed or elected to the Board after March 12, 1996, the Initial Date of Grant means the date such director is appointed to the Board. All other provisions of the Amended 1989 Plan regarding the terms of Non-Qualified Stock Options will be applicable to the mandatory grants to directors. The provisions regarding mandatory grants to directors may not be amended more than once every six (6) months, other than to comply with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

STOCK APPRECIATION RIGHTS

       Under the Amended 1989 Plan, the Plan Administrator may grant SARs alone or in tandem with stock options. SARs granted alone may have a term of no longer than ten years from the date of grant, and will grant to the holder the right to receive upon exercise of the SAR, either in cash or in whole shares of Common Stock as determined by the Plan Administrator, an amount equal to the difference between the fair market value of the Common Stock on the date of exercise of the SAR and the fair market value of the Common Stock on the date of grant of the SAR.

       SARs granted in tandem with a stock option (the "Related Stock Option") will grant to the holder the right to receive upon exercise of the SAR, either in cash or in whole shares of Common Stock as determined by the Plan Administrator, an amount equal to the difference between the fair market value of the shares of Common Stock subject to the Related Stock Option surrendered by the holder on the date of exercise of the SAR, and the exercise price of the Related Stock Option. SARs granted in tandem with stock options shall only be exercisable when the Related Stock Option is exercisable and shall have a term equal to the term of the Related Stock Option.

PURCHASE RIGHTS

       Under the Amended 1989 Plan, the right to purchase Common Stock ("Purchase Rights") may be granted to eligible persons. The shares subject to purchase will have a purchase price not less than the fair market value of the Common Stock on the date of grant. The puchase price will be paid in full at the time of exercise in cash or cash equivalent, or shares of Common Stock, subject to certain requirements. Subject to approval by the Plan Administrator, a participant may borrow money from the Company to purchase the shares. The loan will be evidenced by a promissory note. Liability on principal and interest under a promissory note may be forgiven by the Company, in whole or in part, in accordance with a formula based on the achievement of certain objective and verifiable performance goals (such as earnings per share or earnings before interest, taxes, depreciation and amortization ("EBITDA")) established by the Plan Administrator in accordance with the Regulations.

PERFORMANCE RIGHTS

       Under the Amended 1989 Plan, the payment of cash or grant of Common Stock subject to the performance of a specified goal or goals ("Performance Rights") may be awarded to eligible persons. The Plan Administator will specify objective and verifiable performance goals to be achieved by the Rights holder during an incentive period of not less than two years from the date of grant (the the date of grant (the "Incentive Period"), such as earnings per share or EBITDA in accordance with the Regulations. No payment may be made with respect to any Performance Right prior to the expiration of the applicable Incentive Period. Payment with respect to a Performance Right may be made in cash, in shares of Common Stock, or by a combination thereof as determined by the Plan Administrator. In the event that payment is made pursuant to a Performance Right (in whole or in part) in the form of Common Stock, the shares will be valued at their fair market value at the end of the Incentive Period.

       The amount actually paid to any grantee pursuant to any single Performance Right, regardless of the terms of the Performance Right, may not exceed 125% of the grantee's highest annual rate of base compensation for the final year in the Incentive Period. In addition, not more than one Performance Right awarded to a grantee shall become payable in a single fiscal year.

EFFECT OF CERTAIN TRANSACTIONS

       The Amended 1989 Plan provides that if the Company merges or consolidates with another corporation, or if the Company is liquidated or sells substantially all of its assets while unexercised Rights remain outstanding under the Amended 1989 Plan, the Plan Administrator will have the right to make one or more of the following adjustments: (i) any limitations or vesting periods set out in or imposed pursuant to the Amended 1989 Plan may be waived or accelerated, so that Rights will be exercisable in part or in full from and after a date specified by the Plan Administrator; (ii) after the effective date of the merger, consolidation, liquidation, sale or other disposition (the "Corporate Event"), each holder of an outstanding Right may be entitled, upon exercise, to receive, in lieu of Common Stock, the type and amount of securities (or assets) to which the holder would have been entitled if, immediately prior to the Corporate Event, the holder had been the holder of a number of shares of Common Stock equal to the number of shares as to which the Right may be exercised; or (iii) all outstanding Rights may be canceled by the Plan Administrator as of the effective date of any Corporate Event.

AMENDMENT AND TERMINATION

       The Board of Directors may amend, alter, or discontinue the Amended 1989 Plan without shareholder approval, except no amendment may be made without shareholder approval that would: (i) materially increase the total number of shares reserved for issuance; (ii) materially increase the benefits accruing to participants; (iii) materially modify the requirements for eligibility; or (iv) increase the number of shares allocable to Incentive Stock Options.

TAX CONSEQUENCES - GENERAL

       The following discussion is a general summary of the anticipated Federal income tax consequences of the transactions discussed below under current Federal law. State, local and international tax issues are not addressed. Due to the complexity of the tax law and applicable regulations, and the lack of direct authority on many of the issues discussed below, other tax treatments of the transactions discussed below are possible. Changes in the law and regulations may also affect the consequences discussed below.

TAX CONSEQUENCES - INCENTIVE STOCK OPTIONS UNDER THE AMENDED 1989 PLAN (STATUTORY OPTIONS)

       Under current Federal law, the recipient of an Incentive Stock Option generally does not recognize taxable income either upon grant of the option or upon its exercise. However, upon disposition of Common Stock acquired through the exercise of an Incentive Stock Option, the participant is taxed on the excess of any amount realized over the exercise price.

       If the participant has been an employee of the Company from the date of grant of the Incentive Stock Option until the day three months prior to the exercise date, and satisfies two holding period requirements, the gain recognized upon disposition of the Common Stock is taxed as a capital gain. To satisfy the requisite holding period requirements, the participant may not dispose of the Common Stock within two years from the date of grant of the Incentive Stock Option or for one year from the date of exercise of the Incentive Stock Option. If a participant's disposition of Common Stock acquired through the exercise of an Incentive Stock Option is treated as a capital transaction, the Company is not entitled to a deduction at any time for the transfer to the participant of either Incentive Stock Options or Common Stock acquired pursuant to the exercise of an Incentive Stock Option.

       If the participant does not satisfy both of the holding period requirements, he or she will recognize ordinary income in the year of disposition of the Common Stock equal to the excess of: the lesser of (a) the fair market value of the Common Stock on the date the Incentive Stock Option is exercised, or (b) the amount realized on the disposition, over (c) the exercise price for the Incentive Stock Option. In addition, the Company will be entitled to a deduction equal to the ordinary income reported by the participant. Any remaining gain will be treated as a short-term or long-term capital gain, depending upon how long the Common Stock has been held (i.e., if the Common Stock appreciates between the date the Incentive Stock Option is exercised and the date of disposition). Under current law, long-term capital gain treatment applies to stock held for more than one year.

TAX CONSEQUENCES - NON-QUALIFIED STOCK OPTIONS UNDER THE AMENDED 1989 PLAN (NON-STATUTORY OPTIONS)

       A participant will not be deemed to have received income upon the grant of a Non-Qualified Stock Option pursuant to the Amended 1989 Plan if the option itself does not have a "readily ascertainable fair market value". Generally, the value of an option is not readily ascertainable unless the option is actively traded on an established market. Options to purchase the Company's Common Stock are not currently traded on an established market and are not likely to be treated as having an ascertainable value under the current Treasury Regulations.

       Generally, under current Federal law, a participant will recognize ordinary income upon the exercise of an option equal to the excess (if any) of the fair market value of the Common Stock purchased at the time of exercise over the exercise price. The Company is entitled to a tax deduction in the same amount and at the same time as the participant recognizes such income, provided, in the case of an employee, the Company withholds Federal income tax.

       Upon the sale of such Common Stock, the participant will recognize capital gain or loss measured by the difference between the amount realized on the sale and the fair market value of the Common Stock at the time of exercise. Such capital gain or loss will be short-term or long-term, depending upon the length of time the shares are held by the participant. The gain or loss from the sale or exchange of Common Stock held for more than one year is treated as long-term capital gain or loss.

       In the event the Common Stock acquired upon exercise of the option is deemed to be "restricted" due to the fact that it is subject to a substantial risk of forfeiture and is non-transferable, the participant will not be taxed until one of these restrictions lapse. At such time, the participant will be subject to taxation on the difference between the fair market value of the Common Stock at the time one of the restrictions lapse and the amount paid for the Common Stock. If the sale of the Common Stock at a profit within six months after the purchase of the stock could subject the participant to suit under
Section 16(b) of the Exchange Act, the participant's rights in the Common Stock are treated as subject to a substantial risk of forfeiture and as not transferable until the earlier of: (a) the expiration of such 6-month period, or
(b) the first day on which the sale of such stock at a profit will not subject the participant to suit under Section 16(b) of the Exchange Act.

       A participant may make an election to be taxed upon the receipt of restricted stock. The participant would then recognize ordinary income equal to the excess (if any) of the fair market value of the Common Stock at the time of exercise over the exercise price. When the restrictions lapse, the participant would not be subject to any additional tax.

       The Company would generally be entitled to a compensation deduction at the same time as, and in an amount equal to, the income recognized by the participant (upon the lapse of a restriction or upon the participant's election to recognize ordinary income).

TAX CONSEQUENCES - OTHER RIGHTS

       Under current Federal law, no income is recognized by a holder of SARs, Purchase Rights or Performance Rights at the time such Rights are granted under the Plan. In general, at the time cash is transferred or shares are issued to a holder pursuant to exercise of Rights, the holder will recognize ordinary income equal to the excess of the sum of cash and the fair market value of the shares on the date of exercise over the exercise price. If the holder is an officer or director within the meaning of Section 16(b) of the Exchange Act (a "Section 16(b) Person"), taxable income with respect to any shares received is generally deferred until the earlier of (a) the expiration of the six-month holding period under Section 16(b), and (b) the first day on which the sale of the shares at a profit would not subject the recipient to suit under the Exchange Act. A holder who is a Section 16(b) Person may, however, make an election under Section 83(b) of the Code, in which case the tax consequences of the exercise of the Rights are the same as if the Section 16(b) restrictions did not apply.

       A holder will recognize gain or loss on the subsequent sale of shares acquired upon exercise of Rights in an amount equal to the difference between the selling price and the tax basis of the shares, which will include the price paid plus the amount included in the holder's income by reason of the exercise of the Rights. Provided the shares are held as a capital asset, any gain or loss will be a long-term or short-term capital gain or loss depending upon whether the shares have been held for more than one year.

       The Company will be entitled to a deduction for Federal income tax purposes in the year and in the same amount as the holder is considered to have realized ordinary income in connection with the exercise of other Rights, except as otherwise provided by Section 162(m) of the Code and the Regulations.

OPTIONS GRANTED AND MARKET VALUE OF COMMON STOCK

       Since its adoption in 1989, stock options have been granted under the Amended 1989 Plan as follows: 1,325,000 had been granted to current executive officers, comprised of 375,000 to Mr. Pattiz, 350,000 to Mr. Karmazin, 250,000 to Mr. Suleman, 250,000 to Mr. Batusic and 100,000 to Mr. Lawenda; 190,000 have been granted to certain other Named Executive Officers (Mr. Weiss); 280,000 have been granted to current non-executive directors, 50,000 of which are subject to shareholder approval; and 2,061,000 have been granted to employees, including officers other than current executive officers and Mr. Weiss. Additionally, assuming shareholder approval of the proposed amendment to the Plan at the 1996 Annual Meeting and no change in the number of non-executive directors, an annual aggregate mandatory grant of options to purchase 50,000 shares of Common Stock will be made to non-executive directors in 1997 and 1998. Any future outside directors will also receive a mandatory grant of options to purchase 10,000 shares of Common Stock effective the date such director is appointed to the Board, and every year thereafter. Other than the foregoing mandatory grants, the Plan Administrator, currently the Compensation Committee, will determine the number of stock options and other Rights to be granted under the Plan in the future.

       The  last  sales   price  for  the  Common   Stock  as  reported  on  the
NASDAQ/National Market System on April 22, 1996 was $17.375 per share.

NEW PLAN BENEFITS - 1989 STOCK INCENTIVE PLAN AS AMENDED

       Stock options granted under the Amended 1989 Plan are made (except for certain mandatory grants to non-executive directors) at the discretion of the Plan Administrator, currently the Compensation Committee, which has the discretion to award less than the maximum number of options permitted under the Amended 1989 Plan. Accordingly, the benefits that will be received by each of the following are not determinable (except for the mandatory grants to non-executive directors further discussed under "Mandatory Grants to Outside Directors" appearing elsewhere in this report). The following table, which is required to be presented under the rules of the Securities and Exchange Commission, identifies, for illustrative purposes, the stock options granted during fiscal 1995 to each of the following pursuant to the Amended 1989 Plan (as more fully set forth in the table appearing under the heading "Option Grants in Fiscal 1995").

     NAME AND POSITION                  DOLLAR VALUE ($) (1)    NUMBER OF SHARES
     -----------------                  --------------------    ----------------
Norman J. Pattiz .........................          $0                      0
   Chairman of the Board
Mel Karmazin..............................          $0                      0
   President and Chief Executive Officer
Farid Suleman.............................          $0                      0
   Chief Financial Officer
Gregory Batusic...........................          $0                   100,000
   President - Entertainment Division
Jeffrey Lawenda...........................          $0                   100,000
   President - Network Division
Executive Group (6 persons)...............          $0                   200,000

Non-Executive Director Group                        $0                    10,000
   (6 persons)............................

Non-Executive Office Employee Group                 $0                   465,000


- ------------------------------------

(1) Based upon the difference between the fair market value of the underlying stock on the date of the grant and the exercise price of the options. This valuation does not take into account stock price appreciation which may occur over the term of the options.

       MANAGEMENT RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO APPROVE THE AMENDED 1989 PLAN. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE COMMON STOCK AND CLASS B STOCK, VOTING TOGETHER, PRESENT OR REPRESENTED AT THE ANNUAL MEETING IS REQUIRED TO APPROVE THE PROPOSAL.

                      SELECTION OF INDEPENDENT ACCOUNTANTS

       Action will be taken at the Annual Meeting to ratify the selection of Price Waterhouse LLP as independent accountants of the Company for the fiscal year ending December 31, 1996. Price Waterhouse LLP has been the independent accountants of the Company since 1984. The Company knows of no direct or material indirect financial interest of Price Waterhouse LLP in the Company or of any connection of that firm with the Company in the capacity of promoter, underwriter, voting trustee, officer or employee. Members of Price Waterhouse LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

       MANAGEMENT RECOMMENDS THAT SHAREHOLDERS VOTE TO RATIFY THE SELECTION OF PRICE WATERHOUSE LLP. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE COMMON STOCK AND CLASS B STOCK, VOTING TOGETHER, PRESENT OR REPRESENTED AT THE ANNUAL MEETING IS REQUIRED TO RATIFY THE SELECTION OF PRICE WATERHOUSE LLP.

                                  SOLICITATION

       The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying proxy card will be borne by the Company. The Company has requested banks and brokers to solicit their customers who are beneficial owners of Common Stock listed of record in the names of the banks and brokers, and will reimburse these banks and brokers for the reasonable out-of-pocket expenses of their solicitations. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of the Company, but no additional compensation will be paid on account of these additional activities.

                         SHAREHOLDER PROPOSALS FOR 1997

       Under the rules of the Securities and Exchange Commission, any shareholder proposal intended for inclusion in the proxy material for the Annual Meeting of Shareholders to be held in 1997 must be received by the Company by December 31, 1996 to be eligible for inclusion in such proxy material. Proposals should be addressed to Farid Suleman, Secretary, Westwood One, Inc., 9540 Washington Boulevard, Culver City, CA 90232. Proposals must comply with the proxy rules of the Securities and Exchange Commission relating to stockholder proposals in order to be included in the proxy materials.

                               By Order of the Board of Directors

                               Farid Suleman
                               Secretary

    Culver City, California
    April 29, 1996

                                    EXHIBIT A

                                  AMENDMENTS TO
                             THE WESTWOOD ONE, INC.

                        AMENDED 1989 STOCK INCENTIVE PLAN

       The following amendments to the Westwood One, Inc. 1989 Stock Incentive Plan, as amended effective March 12, 1995 (the "Plan"), will become effective upon approval by the shareholders of the Company at the 1996 Annual Meeting of
Shareholders:

       1. ARTICLE X (Mandatory Grants to Outside Directors), Section 10.1(i) of the Plan is amended in its entirety to read as follows:

          "(i) Effective  on the  Initial  Date of Grant (as  defined in Section
               10.2 hereof), and every year thereafter on the anniversary of such Initial Date of Grant, the Board of Directors will grant to each Director of the Company who is not also an employee or officer of the Company, a ten-year Non-Qualified Stock Option under this Plan to purchase ten thousand (10,000) shares of Common Stock".

       2. ARTICLE X (Mandatory Grants to Outside Directors), Section 10.2 of the Plan is amended in its entirety to read as follows:

       "Section 10.2 Initial Date of Grant. For purposes of this Article X, the Initial Date of Grant shall be determined as follows:

          (i) With respect to Directors that were members of the Board on March 12, 1996, the Initial Date of Grant shall mean March 12, 1996.

          (ii) With respect to Directors elected or appointed to the Board after March 12, 1996, the Initial Date of Grant shall mean the date such Director is elected or appointed to the Board.